Exhibit 99.1

If this proxy is properly executed, but no direction is specified below, this proxy will be voted as to all shares of the undersigned “FOR” Proposal 1, “FOR” Proposal 2 and according to the discretion of the proxy holders on any other matters that may properly come before the Special Meeting, and at any adjournments or postponements thereof.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Proposal 1:	TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 6, 2005, AS AMENDED BY AMENDMENT NO. 1, DATED AS OF SEPTEMBER 6, 2005, BETWEEN CAPITAL ONE FINANCIAL CORPORATION AND HIBERNIA CORPORATION, AS IT MAY BE FURTHER AMENDED FROM TIME TO TIME, PURSUANT TO WHICH HIBERNIA WILL MERGE WITH AND INTO CAPITAL ONE.			Proposal 2:	TO APPROVE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
	☐	☐	☐		☐	☐	☐

TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/hib Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Proxy Statement/Prospectus

on the internet at www.hibernia.com/specialmeeting

PROXY	PROXY

HIBERNIA CORPORATION

[                                                                                  ]

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS, [                    ], 2005

The undersigned hereby appoints Cathy E. Chessin, Randolf F. Kassmeler and Susan Klein, and each of them (each with full power to act alone and with power of substitution), proxies for the undersigned to vote all the shares of Hibernia Corporation (the “Company”) common stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company, to be held [                    ], 2005, at [            ], at the [                                                             ], and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder on the reverse side. If this proxy is properly executed, but no direction is specified on the reverse, this proxy will be voted as to all shares of the undersigned “FOR” Proposal 1, “FOR” Proposal 2 and according to the discretion of the proxy holders on any other matters that may properly come before the Special Meeting, and at any adjournments or postponements thereof. The undersigned shareholder may revoke this proxy at any time before it is exercised by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus, and hereby revokes any proxies heretofore given in connection with the Special Meeting.

(Continued and to be marked, dated and signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Hibernia Corporation account online.

Access your Hibernia Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Hibernia Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status

•	View certificate history

•	View book-entry information

•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC